UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  May 5, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

512-777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 5, 2014, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2014. A copy of the Registrant’s press release is furnished herewith as Exhibit 99 to this Current Report.

Item 8.01  Other Events

On May 20, 2013, the Staff of the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) informed Hanger, Inc. (“Hanger”) that it was conducting an investigation of Hanger and made a request for a voluntary production of documents and information concerning Hanger’s calculations of bad debt expense and allowance for doubtful accounts.  Hanger cooperated in the investigation.  By letter dated April 14, 2014 the Staff informed Hanger that it had concluded its investigation, and that based on the information the Staff had as of that date, the Staff did not intend to recommend an enforcement action by the SEC against Hanger.  The information in the Staff’s letter was provided under the guidelines set out in the final paragraph of Securities Act Release No. 5310.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits.

99	Press Release Issued by the Registrant on May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/George E. McHenry
George E. McHenry
Executive Vice President and
Chief Financial Officer

Dated:  May 5, 2014